Exhibit 5.2

November 7, 2003

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

Ladies and Gentlemen:

We have acted as counsel to K. Hovnanian Enterprises, Inc., a California corporation (the “Company”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and the subsidiary guarantors (together with Hovnanian, the “Guarantors”) in connection with (1) the Registration Statement on Form S-3 (File No. 333-106761) (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to an aggregate of $377,000,000 of securities of the Company and Hovnanian and (2) the issuance by the Company of $215,000,000 aggregate principal amount of 6½% Senior Notes due 2014 (the “Securities”), unconditionally guaranteed by the Guarantors and offered pursuant to the prospectus supplement dated October 20, 2003 to the prospectus dated October 17, 2003  forming part of the Registration Statement (as supplemented, the “Prospectus”) and filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission.  The Securities and the Guarantees (as defined below) were issued under an Indenture dated as of November 3, 2003 among the Company, Hovnanian and Wachovia Bank, National Association, as trustee (the “Trustee”), as supplemented by the First

Supplemental Indenture dated as of November 3, 2003 among the Company, the Guarantors and the Trustee (as supplemented, the “Indenture”).

We have examined the Registration Statement; the Prospectus; the Indenture, which will be filed with the Commission as an exhibit to the Current Report on Form 8-K of Hovnanian on November 7, 2003 (the “Current Report”); a duplicate of the global note representing the Securities; and the guarantees of the Guarantors annexed to the Notes (the “Guarantees”).  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) the Company and the Guarantors have duly authorized, executed and delivered the Indenture, (2) the Company has duly authorized, executed, issued and delivered the securities, (3) the Guarantors have duly authorized, executed, issued and delivered the Guarantees and (4) the execution, delivery and performance by the Company and the Guarantors of the Indenture, the Securities and the Guarantees does not violate the law of the

State of California or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.                                       The Securities constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.                                       The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Current Report and to the use of our name under the caption “Legal Matters” in the Prospectus.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP